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                                                       Exhibit 99.B(d)(2)(n)(ii)

                             [JPMORGAN FLEMING LOGO]
                                Asset Management

October 28, 2003


David L. Jacobson,
Vice President
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA  19380


Michael J. Roland
ING Investors Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258


Dear Mr. Jacobson:

     J.P. Morgan Fleming Asset Management (U.S.A.) Inc. ("JPMFAM"), an indirect wholly-owned subsidiary of J.P. Morgan Chase & Co. ("Parent"), was appointed as sub-investment adviser to ING J.P. Morgan Fleming Small Cap Equity Portfolio (the "Portfolio") pursuant to a Portfolio Management Agreement with ING Investors Trust and Directed Services, Inc. dated March 26, 2002 (the "Portfolio Management Agreement"). Effective September 1, 2003, JPMFAM merged into J.P. Morgan Investment Management Inc. ("JPMIM"). At the same time this merger was consummated, a change of ownership of JPMIM also was effected under which JPMIM transitioned from being a direct subsidiary of Parent to an indirect subsidiary with the intermediary being J.P. Morgan Fleming Asset Management Holdings.

     Each of the merger and change in direct control (together, the "Reorganization Events") is described in the memorandum dated July 22, 2003 from our counsel, Davis Polk and Wardwell (the "Legal Memorandum"). The Legal Memorandum states that the Reorganization Events would not be deemed to constitute an "assignment" for purposes of the anti-assignment provisions under the Investment Company Act of 1940 and the Investment Advisers Act of 1940. In addition providing the Legal Memorandum to ING, the undersigned, intending to be legally bound, agree as follows:

     1. Effective as of September 1, 2003, the date of the Reorganization Events, JPMIM assumed all rights and obligations of JPMFAM under the Portfolio Management Agreement with respect to the Portfolio.

     2. Parent and JPMIM represent that after Reorganization Events, the management personnel of JPMFAM responsible for providing sub-investment advisory services to the Portfolio under the Portfolio Management Agreement, including the portfolio managers and the supervisory personnel, will provide the same services for the Portfolio as officers or employees of JPMIM.

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     3.   Parent and JPMIM believe that neither of the Reorganization Events involves a change in actual control or actual management with respect to the sub-investment adviser for the Portfolio nor the change in ownership of JPMIM.

     4. Parent and JPMIM believe that the assumption of rights and obligations reflected in this letter does not involve a change in actual control or actual management with respect to the sub-investment adviser for the Portfolio.

     5. JPMIM is bound by all the terms of the Portfolio Management Agreement, which will continue in full force and effect with respect to JPMIM.

     6. The Portfolio and Directed Services, Inc. each may rely upon the Legal Memorandum.

The undersigned have caused this instrument to be executed by their officers designated below as of the date set out below. Please feel free to contact us with any questions you may have with respect to the transactions discussed in this letter.


Date: 10/28/03                          J.P. MORGAN INVESTMENT
     -------------                      MANAGEMENT INC.


                                        By: /s/ Janice Lamagna
                                           ------------------------------------
                                        Name: Janice Lamagna
                                              ---------------------------------
                                        Title: Vice President
                                              ----------------------------------


Date: 10/28/2003                        J.P. MORGAN CHASE & CO.
     ---------------


                                        By: /s/ David Warsoff
                                           -------------------------------------
                                        Name: David Warsoff
                                              ----------------------------------
                                        Title: Vice President
                                              ----------------------------------